Exhibit (iv)

CERTIFICATE OF SECRETARY

     I, Maureen A. Gemma, Secretary of Eaton Vance Build America Bond Fund, a series of Eaton Vance Mutual Funds Trust, Build America Bond Portfolio and Global Opportunities Portfolio (individually, the “Fund” and collectively, the “Funds”), do hereby certify that the following resolutions are a true copy of the resolutions duly adopted by the Board of Trustees of the Fund at a meeting of the Board of Trustees on October 19, 2009, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect:

RESOLVED:	That after due consideration of all relevant factors, including, but not limited to, the value of the aggregate assets of the Fund, to which any covered person may have access, the type and terms of the
arrangements made with the Fund’s custodian for the custody and safekeeping of such assets, and the nature of the securities to be held by the Fund, it is determined that the amount, type, form and coverage provided by the ICI Mutual Insurance Company in the amount of
$70,000,000 is approved and deemed to be reasonable and adequate;
and
FURTHER
RESOLVED:	That the Fidelity Bond Premium Sharing Agreement (the “Agreement”) by
and between the Trust and certain other named insureds under the aforementioned joint insured bond, which provides that in the event recovery is received under the bond as a result of loss sustained by the
Fund and one or more other named insureds the Fund shall receive an equitable and proportionate share of recovery, but at least equal to the amount which it would have received had it provided a single insured bond with the minimum coverage required by Paragraph (d)(1) of Rule
17g-1 under the Investment Company Act of 1940, as amended, is approved, and that any officer of the Trust is authorized to execute said
Agreement on behalf of the Fund.

     IN WITNESS WHEREOF, I have hereunto signed by name.

Dated: February 11, 2010

/s/ Maureen A. Gemma Maureen A. Gemma, Secretary

CERTIFICATE OF SECRETARY

     I, Maureen A. Gemma, Secretary of Eaton Vance Investment Trust, Eaton Vance Municipals Trust, Eaton Vance Municipals Trust II and Eaton Vance Mutual Funds Trust (individually, the “Fund” and collectively, the “Funds”), do hereby certify that the following resolutions are a true copy of the resolutions duly adopted by the Board of Trustees of the Fund at a meeting of the Board of Trustees on October 19, 2009, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect:

RESOLVED:	That the name of the Fund be changed as listed on Appendix B to these minutes effective December 1, 2009; and

FURTHER
RESOLVED:	To authorize the officers of the Trust to take any and all such actions
(including the execution and filing of an instrument with the
Massachusetts Secretary of State and the Boston City Clerk and the
execution and filing of post-effective amendments to the Trust’s registration statement, relevant documents and amendments thereto) as may be desirable to implement and carry out the change in the name of the Fund.

     IN WITNESS WHEREOF, I have hereunto signed by name.

Dated: February 11, 2010

/s/ Maureen A. Gemma Maureen A. Gemma, Secretary

Appendix B

FUND NAME CHANGES

Current Fund Name:	Proposed Fund Name:
Eaton Vance Alabama Municipals Fund [2]	Eaton Vance Alabama Municipal Income Fund
Eaton Vance AMT-Free Limited Maturity Municipals Fund [1]	Eaton Vance AMT-Free Limited Maturity Municipal Income Fund
Eaton Vance AMT-Free Municipal Bond Fund [4]	Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Arizona Municipals Fund [2]	Eaton Vance Arizona Municipal Income Fund
Eaton Vance Arkansas Municipals Fund [2]	Eaton Vance Arkansas Municipal Income Fund
Eaton Vance California Limited Maturity Municipals Fund [1]	Eaton Vance California Limited Maturity Municipal Income Fund
Eaton Vance California Municipals Fund [2]	Eaton Vance California Municipal Income Fund
Eaton Vance Colorado Municipals Fund [2]	Eaton Vance Colorado Municipal Income Fund
Eaton Vance Connecticut Municipals Fund [2]	Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipals Fund [2]	Eaton Vance Georgia Municipal Income Fund
Eaton Vance High Yield Municipals Fund [3]	Eaton Vance High Yield Municipal Income Fund
Eaton Vance Insured Municipals Fund[3]	Eaton Vance Insured Municipal Income Fund
Eaton Vance Kansas Municipals Fund [3]	Eaton Vance Kansas Municipal Income Fund
Eaton Vance Kentucky Municipals Fund [2]	Eaton Vance Kentucky Municipal Income Fund
Eaton Vance Louisiana Municipals Fund [2]	Eaton Vance Louisiana Municipal Income Fund
Eaton Vance Maryland Municipals Fund [2]	Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Limited Maturity Municipals Fund[1]	Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
Eaton Vance Massachusetts Municipals Fund [2]	Eaton Vance Massachusetts Municipal Income Fund
Eaton Vance Michigan Municipals Fund [2]	Eaton Vance Michigan Municipal Income Fund
Eaton Vance Minnesota Municipals Fund [2]	Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipals Fund [2]	Eaton Vance Missouri Municipal Income Fund
Eaton Vance National Limited Maturity Municipals Fund [1]	Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance National Municipals Fund [2]	Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Limited Maturity Municipals Fund [1]	Eaton Vance New Jersey Limited Maturity Municipal Income Fund
Eaton Vance New Jersey Municipals Fund [2]	Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Limited Maturity Municipals Fund [1]	Eaton Vance New York Limited Maturity Municipal Income Fund
Eaton Vance New York Municipals Fund [2]	Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipals Fund [2]	Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipals Fund [2]	Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipals Fund [2]	Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Limited Maturity Municipals Fund [1]	Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund
Eaton Vance Pennsylvania Municipals Fund [2]	Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance Rhode Island Municipals Fund [2]	Eaton Vance Rhode Island Municipal Income Fund
Eaton Vance South Carolina Municipals Fund [2]	Eaton Vance South Carolina Municipal Income Fund
Eaton Vance Tennessee Municipals Fund [2]	Eaton Vance Tennessee Municipal Income Fund
Eaton Vance Virginia Municipals Fund [2]	Eaton Vance Virginia Municipal Income Fund

_____________________________________
[1] Series of Eaton Vance Investment
[2] Series of Eaton Vance Municipals Trust
[3] Series of Eaton Vance Municipals Trust II
[4] Series of Eaton Vance Mutual Funds Trust

CERTIFICATE OF SECRETARY

     I, Maureen A. Gemma, Secretary of Eaton Vance-Atlanta Capital Large-Cap Growth Fund, a series of Eaton Vance Growth Trust and Large-Cap Growth Portfolio (individually, the “Fund” and collectively, the “Funds”), do hereby certify that the following resolutions are a true copy of the resolutions duly adopted by the Board of Trustees of the Fund at a meeting of the Board of Trustees on August 10, 2009, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect:

RESOLVED:	That concurrent with the change in the Fund’s diversification status, the name of the Fund be changed to Eaton Vance-Atlanta Capital Focused
Growth Fund; and
FURTHER
RESOLVED:	To authorize the officers of the Trust to take any and all such actions
(including the execution and filing of an instrument with the
Massachusetts Secretary of State and the Boston City Clerk and the
execution and filing of post-effective amendments to the Trust’s registration statement, relevant documents and amendments thereto) as may be desirable to implement and carry out the change in the name of the Fund.

     IN WITNESS WHEREOF, I have hereunto signed by name.

Dated: February 11, 2010

/s/ Maureen A. Gemma Maureen A. Gemma, Secretary